Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2010

Letter from the CEOs                                                                                                                                          As of January 7, 2011

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the third quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

Fund Ten entered its liquidation period on May 1, 2010.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the third quarter of 2010, we made distributions in the aggregate amount of $2,090,904.

Among the assets we own are 35.70% interests in two Aframax product tankers, the M/V Eagle Carina and the M/V Eagle Corona, that are bareboat chartered to AET Inc. Limited, a leading worldwide petroleum shipping company.  The bareboat charters are set to expire in November 2013.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks, Lucent Technologies and Sonus Networks.  The equipment is subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The leases are set to expire at various times through March 2011.  Two of the leases expired in October 2010 and the equipment was sold to Global Crossing for approximately $3,298,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Third Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transactions

•
On October 29, 2010, at the expiration of the lease and in accordance with its terms, we, through our wholly-owned subsidiary, ICON Global Crossing II, LLC, a joint venture owned 72.34% by us, 13.26% by ICON Leasing Fund Eleven, LLC (“Fund Eleven”), and 14.40% by ICON Income Fund Nine, LLC (“Fund Nine”), entities managed by our Manager, sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for the aggregate amount of approximately $3,298,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

•
On December 23, 2010, ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture owned 12.25% by us, 35% by Fund Eleven, and 52.75% by ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity also managed by our Manager, restructured the Notes (as defined below) owned by it by extending each Note’s term and increasing each Note’s interest rate 1.50%.  Interest on the Notes now accrues at rates ranging from 9.47% to 9.895% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

•
On January 3, 2011, at the expiration of the lease and in accordance with its terms, we, through ICON Global Crossing V, LLC, a joint venture owned 45% by us and 55% by Fund Eleven, sold telecommunications equipment subject to lease with Global Crossing to Global Crossing for approximately $2,077,000.  We received a gross cash-on-cash return of approximately 130% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2010, our portfolio consisted primarily of the following investments.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation, wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation, wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
We own a 79.31% interest in a joint venture with ICON Income Fund Eight A L.P., an affiliate of our Manager, that owns telecommunications equipment subject to a lease with Global Crossing that expired on March 31, 2010 and was renewed for a period of twelve months.

•
ICON Northern Leasing purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $3,868,000.  As set forth in the recent transactions section, the Notes were restructured on December 23, 2010.

•
Hospital bedside entertainment and communication terminals that were subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease was scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited (“Pretel”), until such time as ICON Premier receives the expected return on its investment.  On December 31, 2010, ICON Premier terminated its lease financing with Premier in consideration for shares in Pretel equal to the outstanding balance of the lease financing.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea (the “ZIM Korea”) and the M/V ZIM Canada (the “ZIM Canada”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and ICON Containership II amended the bareboat charters for the ZIM Canada and the ZIM Korea to restructure each respective charterer’s payment obligations.    The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterer with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

•
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops, and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with their terms. For the three and nine months ended September 30, 2010, we received $0 and $4,134, respectively, in residual proceeds from the sale of the equipment.  Our target return on this investment has been achieved and we are still receiving residual proceeds from this portfolio.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the three and nine months ended September 30, 2010, we received $0 and $25,000, respectively, in residual proceeds from the sale of the equipment.  We expect to receive approximately $264,000 to $323,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Eleven, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2010 was 4.0%.  None of the Borrowers had any loans outstanding under the Facility at September 30, 2010.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.  We paid distributions to our Manager in the amount of $20,909 and $81,625 for the three and nine months ended September 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and nine months ended September 30, 2010 was $24,806 and $50,462, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Management fees (1)	$183,858	$318,417	$620,999	$997,865
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	150,481	192,321	629,001	904,095
			$334,339	$510,738	$1,250,000	$1,901,960

(1) Amount charged directly to operations.

At September 30, 2010, we had an obligation of $153,038 due to our Manager and its affiliates, which consisted primarily of a net payable of $150,481 due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	September 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$3,765,201	$2,428,058
Current portion of net investment in finance leases	1,228,119	-
Service contracts receivable	531,352	569,447
Equipment held for sale or lease, net	23,393	23,350
Other current assets	811,634	1,015,170

Total current assets	6,359,699	4,036,025

Non-current assets:
Net investment in finance leases, less current portion	34,816,795	31,808,689
Leased equipment at cost (less accumulated depreciation of
$11,756,921 and $11,201,367, respectively)	3,045,987	11,134,806
Fixed assets (less accumulated depreciation of
$3,303,301 and $2,107,900, respectively)	3,189,907	4,442,732
Investments in joint ventures	24,568,280	25,243,236
Investments in unguaranteed residual values	204,466	290,331
Other non-current assets, net	104,325	77,797

Total non-current assets	65,929,760	72,997,591

Total Assets	$72,289,459	$77,033,616

Liabilities and Equity

Current liabilities:
Revolving line of credit, recourse	$-	$100,000
Deferred revenue	-	241,851
Due to Manager and affiliates	153,038	131,351
Accrued expenses and other current liabilities	1,403,731	1,628,461

Total Liabilities	1,556,769	2,101,663

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	72,247,154	75,332,248
Manager	(582,662)	(551,499)
Accumulated other comprehensive loss	(2,024,549)	(1,879,919)

Total Members' Equity	69,639,943	72,900,830

Noncontrolling Interests	1,092,747	2,031,123

Total Equity	70,732,690	74,931,953

Total Liabilities and Equity	$72,289,459	$77,033,616

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Rental income	$1,263,224	$3,916,066	$4,798,482	$11,630,938
Finance income	1,437,338	-	4,180,296	-
Servicing income	1,252,101	1,483,037	4,050,192	4,049,257
Income from investments in joint ventures	733,028	924,856	2,142,084	3,037,586
Net gain on sales of equipment and unguaranteed residual values	942,208	1,267,808	1,101,178	1,342,663
Interest and other income	97,034	52,751	187,240	67,329

Total revenue	5,724,933	7,644,518	16,459,472	20,127,773

Expenses:
Management fees - Manager	183,858	318,417	620,999	997,865
Administrative expense reimbursements - Manager	150,481	192,321	629,001	904,095
General and administrative	1,579,499	2,262,642	4,882,021	5,421,161
Interest	7,933	-	26,602	212,839
Loss on guaranty	34,973	-	842,030	-
Depreciation and amortization	1,203,640	2,731,973	4,154,672	6,937,949

Total expenses	3,160,384	5,505,353	11,155,325	14,473,909

Net income	2,564,549	2,139,165	5,304,147	5,653,864

Less: Net income attributable to noncontrolling interests	83,953	83,147	257,877	240,629

Net income attributable to Fund Ten	$2,480,596	$2,056,018	$5,046,270	$5,413,235

Net income attributable to Fund Ten allocable to:
Additional Members	$2,455,790	$2,035,458	$4,995,808	$5,359,103
Manager	24,806	20,560	50,462	54,132

	$2,480,596	$2,056,018	$5,046,270	$5,413,235

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,214	148,211	148,226

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests outstanding	$16.57	$13.73	$33.71	$36.15

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	148,211	$75,332,248	$(551,499)	$(1,879,919)	$72,900,830	$2,031,123	$74,931,953

Comprehensive income:
Net income	-	2,186,739	22,088	-	2,208,827	103,181	2,312,008
Change in valuation of interest
rate swap contracts	-	-	-	(36,766)	(36,766)	-	(36,766)
Currency translation adjustments	-	-	-	(281,114)	(281,114)	-	(281,114)
Total comprehensive income	-	-	-	(317,880)	1,890,947	103,181	1,994,128
Cash distributions	-	(3,186,544)	(32,187)	-	(3,218,731)	(418,868)	(3,637,599)

Balance, March 31, 2010 (unaudited)	148,211	74,332,443	(561,598)	(2,197,799)	71,573,046	1,715,436	73,288,482

Comprehensive income:
Net income	-	353,279	3,568	-	356,847	70,743	427,590
Change in valuation of interest
rate swap contracts	-	-	-	(21,683)	(21,683)	-	(21,683)
Currency translation adjustments	-	-	-	(2,662)	(2,662)	-	(2,662)
Total comprehensive income	-	-	-	(24,345)	332,502	70,743	403,245
Cash distributions	-	(2,824,363)	(28,529)	-	(2,852,892)	(369,164)	(3,222,056)

Balance, June 30, 2010 (unaudited)	148,211	71,861,359	(586,559)	(2,222,144)	69,052,656	1,417,015	70,469,671

Comprehensive income:
Net income	-	2,455,790	24,806	-	2,480,596	83,953	2,564,549
Change in valuation of interest
rate swap contracts	-	-	-	(23,943)	(23,943)	-	(23,943)
Currency translation adjustments	-	-	-	221,538	221,538	-	221,538
Total comprehensive income	-	-	-	197,595	2,678,191	83,953	2,762,144
Cash distributions	-	(2,069,995)	(20,909)	-	(2,090,904)	(408,221)	(2,499,125)

Balance, September 30, 2010 (unaudited)	148,211	$72,247,154	$(582,662)	$(2,024,549)	$69,639,943	$1,092,747	$70,732,690

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$5,304,147	$5,653,864
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	(4,386,104)
Finance income	(4,180,296)	-
Income from investments in joint ventures	(2,142,084)	(3,037,586)
Net gain on sales of equipment and unguaranteed residual values	(1,101,178)	(1,342,663)
Depreciation and amortization	4,154,672	6,937,949
Interest expense on non-recourse financing paid directly to lenders by lessees	-	196,304
Loss on financial instruments	6,410	-
Changes in operating assets and liabilities:
Collection of finance leases	2,384,206	695,943
Restricted cash	-	226,882
Service contracts receivable	27,575	(528,985)
Other assets, net	193,362	(497,263)
Deferred revenue	(241,851)	(42,233)
Due to/from Manager and affiliates, net	22,144	(152,190)
Accrued expenses and other current liabilities	(211,003)	2,129,001
Distributions from joint ventures	406,369	1,520,592

Net cash provided by operating activities	4,622,473	7,373,511

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	3,851,949	2,123,339
Purchase of equipment	(3,236)	(1,091,691)
Distributions received from joint ventures in excess of profits	2,328,278	3,394,319

Net cash provided by investing activities	6,176,991	4,425,967

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,350,000	2,185,000
Repayments of revolving line of credit, recourse	(1,450,000)	(2,185,000)
Repayments of non-recourse long-term debt	-	(2,817,772)
Cash distributions to members	(8,162,527)	(9,657,211)
Distributions to noncontrolling interests	(1,196,253)	(806,529)
Shares of limited liability company interests redeemed	-	(14,798)

Net cash used in financing activities	(9,458,780)	(13,296,310)

Effects of exchange rates on cash and cash equivalents	(3,541)	75,383

Net increase (decrease) in cash and cash equivalents	1,337,143	(1,421,449)
Cash and cash equivalents, beginning of the period	2,428,058	3,784,794

Cash and cash equivalents, end of the period	$3,765,201	$2,363,345

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt directly to lenders by lessees	$-	$4,386,104
Transfer from net investment in finance leases to fixed assets	$-	$6,829,746
Transfer from leased equipment at cost to net investment in finance leases	$2,440,135	$-
Transfer from investments in unguaranteed residual values to leased equipment at cost	$-	$52,722

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.